Exhibit 99.1
Ellington Financial Inc. Reports Fourth Quarter 2024 Results
OLD GREENWICH, Connecticut—February 27, 2025
Ellington Financial Inc. (NYSE: EFC) ("we") today reported financial results for the quarter ended December 31, 2024.
Highlights
•Net income attributable to common stockholders of $22.4 million, or $0.25 per common share.1
◦$25.3 million, or $0.28 per common share, from the investment portfolio.
▪$29.3 million, or $0.32 per common share, from the credit strategy.
▪$(4.0) million, or $(0.04) per common share, from the Agency strategy.
◦$26.8 million, or $0.30 per common share, from Longbridge.
•Adjusted Distributable Earnings2 of $40.6 million, or $0.45 per common share.
•Book value per common share as of December 31, 2024 of $13.52, including the effects of dividends of $0.39 per common share for the quarter.
•Dividend yield of 11.7% based on the February 26, 2025 closing stock price of $13.33 per share, and monthly dividend of $0.13 per common share declared on February 10, 2025.
•Recourse debt-to-equity ratio3 of 1.8:1 as of December 31, 2024. Including all recourse and non-recourse borrowings, which primarily consist of securitization-related liabilities, debt-to-equity ratio of 8.8:14.
•Cash and cash equivalents of $192.4 million as of December 31, 2024, in addition to other unencumbered assets of $619.8 million.
•Redeemed Series E Preferred Stock on December 13, 2024.
Fourth Quarter 2024 Results
"Our results for the fourth quarter highlight excellent performance from our loan originator affiliates, including our reverse mortgage loan platform Longbridge Financial, as well as securitization-related gains," said Laurence Penn, Chief Executive Officer and President. "Supported by another quarter of strong performance at Longbridge, our adjusted distributable earnings increased by another $0.05 per share sequentially to $0.45, again covering our $0.39 of dividends for the quarter.
"On the asset side of the balance sheet, we grew our closed-end second/HELOC mortgage, proprietary reverse mortgage, and commercial mortgage loan portfolios by a combined 39% during the quarter, excluding the impact of securitizations. This growth continues to reflect the expansion of our proprietary loan origination businesses, where we closed on yet another mortgage originator investment in the fourth quarter, which as usual included an agreement to provide us with forward flow.
"Meanwhile, we strengthened the liability side of our balance sheet in three key ways. First, we capitalized on favorable market conditions by completing four securitization transactions across three different product lines. With each of these securitizations, we generated gains, we secured non-market-to-market term financing on the underlying assets, and we retained the highest-yielding tranches for our investment portfolio. Second, we capitalized on increased competition in the loan financing markets, both negotiating improved terms on several existing loan financing facilities and adding facilities with two new counterparties. And third, we refinanced some of our outstanding higher-cost debt and preferred stock with lower-cost debt, which were immediately accretive to earnings.
"We are committed to building on these achievements throughout 2025, including maintaining the securitization momentum we have built across multiple business lines, and further expanding our asset sourcing channels and sources of financing to drive additional portfolio and earnings growth."
1 Includes $(29.8) million of preferred dividends accrued and certain corporate/other income and expense items not attributed to either the investment portfolio or Longbridge segments.
2 Adjusted Distributable Earnings is a non-GAAP financial measure. See "Reconciliation of Net Income (Loss) to Adjusted Distributable Earnings" below for an explanation regarding the calculation of Adjusted Distributable Earnings.
3 Excludes U.S. Treasury securities and repo borrowings at certain unconsolidated entities that are recourse to us. Including such borrowings, our debt-to-equity ratio, adjusted for unsettled purchases and sales, based on total recourse borrowings was 2.0:1 as of December 31, 2024.
4 Excludes U.S. Treasury securities and repo borrowings at certain unconsolidated entities.

Financial Results
Investment Portfolio Segment
The investment portfolio segment generated net income attributable to common stockholders of $25.3 million in the fourth quarter, consisting of $29.3 million from the credit strategy and $(4.0) million from the Agency strategy.
Credit Performance
The total adjusted long credit portfolio5 increased by 5% to $3.42 billion as of December 31, 2024, compared to $3.26 billion as of September 30, 2024. This growth was driven primarily by net purchases of closed-end second lien loans, HELOCs, commercial mortgage bridge loans and non-Agency RMBS.
A portion of the increase was offset by smaller residential transition loan and non-QM loan portfolios, driven by paydowns, and the impact of three securitizations (two of non-QM loans and one of closed-end second lien loans) that we completed during the quarter.
Key Highlights6:
•Overall positive performance driven by higher net interest income and net gains from non-Agency RMBS, HELOCs, Forward MSR-related investments, and ABS.
•Net gains on our equity investments in loan originators, driven by strong origination volumes and gain-on-sale margins.
•Net losses on non-QM loans and retained tranches, commercial mortgage loans, and consumer loans, in each case driven by a decline in credit performance, and negative operating income on REO workouts.
During the quarter, the net interest margin7 on our credit portfolio increased to 3.02% from 2.64%, driven by a lower overall cost of funds. We continued to benefit from positive carry on our interest rate swap hedges, where we overall receive a higher floating rate and pay a lower fixed rate.
Agency Performance
The long Agency RMBS portfolio decreased by 25% quarter over quarter to $296.7 million as of December 31, 2024, driven primarily by net sales.
Key Highlights6:
•Rising interest rates and intra-quarter volatility drove underperformance of Agency RMBS relative to hedging instruments.
•Net losses on Agency RMBS exceeded hedging-related gains, delivering negative results in the Agency strategy.
•Pay-ups on specified pools decreased slightly to 0.67% as of December 31, 2024, from 0.68% as of September 30, 2024.
The net interest margin7 on our Agency portfolio (excluding the Catch-up Amortization Adjustment) increased to 2.22% as of December 31, 2024 from 2.03% as of September 30, 2024.
Longbridge Segment
The Longbridge segment reported a net gain to common stockholders of $26.8 million for the fourth quarter. The Longbridge portfolio (excluding non-retained tranches of consolidated securitization trusts) decreased by 15% sequentially to $420.2 million as of December 31, 2024, as the impact of a proprietary reverse mortgage securitization completed during the quarter exceeded the impact of new originations in that sector.
Key Highlights6:
•Positive contribution from originations, driven by higher volumes and improved origination margins in HECM, and net gains related to a securitization in proprietary reverse.
•Net gain on the HMBS MSR Equivalent, driven by tighter HMBS yield spreads.
•Net gains on interest rate hedges.
5 Excludes non-retained tranches of consolidated securitization trusts. The adjusted long credit portfolio also includes the proceeds from financings related to the MSRs underlying our Forward MSR-related investments. Forward MSR-related investments, at fair value are presented on our Consolidated Balance Sheet net of such financings; as of December 31, 2024 and September 30, 2024, such borrowings were $93.5 million and $13.5 million, respectively.
6 Sector level results include associated financing costs and hedging gains/losses where applicable.
7 Net interest margin represents the weighted average asset yield less the weighted average secured financing cost of funds on such assets. It also includes the effect of actual and accrued periodic payments on interest rate swaps used to hedge the assets.

Corporate/Other Summary
Results for the quarter also reflect a net unrealized loss on our unsecured borrowings, driven by tighter credit spreads and shorter duration, as well as net losses on the fixed receiver interest rate swaps used for hedging fixed payments on long-term debt and preferred equity, due to rising interest rates.
Credit Portfolio(1)
The following table summarizes our credit portfolio holdings as of December 31, 2024 and September 30, 2024:

	December 31, 2024		September 30, 2024(2)
($ in thousands)	Fair Value	%	Fair Value	%
Dollar denominated:
CLOs	$61,085	1.3%	$67,963	1.4%
CMBS	39,206	0.8%	38,937	0.8%
Commercial mortgage loans(3)(4)	470,142	10.0%	392,073	8.3%
Consumer loans and ABS backed by consumer loans(5)	87,249	1.9%	88,805	1.9%
Corporate debt and equity and corporate loans	27,598	0.6%	31,650	0.7%
Debt and equity investments in loan origination-related entities(6)	61,619	1.3%	42,376	0.9%
Forward MSR-related investments	77,848	1.7%	149,831	3.2%
Home equity line of credit and closed-end second lien loans and retained RMBS(5)(7)	432,861	9.2%	186,050	4.0%
Non-Agency RMBS	166,587	3.6%	155,423	3.3%
Non-QM loans and retained RMBS(3)(5)(7)	2,007,670	43.0%	2,165,375	46.1%
Other investments(8)(9)	61,508	1.3%	49,651	1.1%
Residential transition loans and other residential mortgage loans(3)	1,127,770	24.1%	1,248,001	26.6%
Non-Dollar denominated:
CLOs	6,333	0.1%	6,956	0.1%
Corporate debt and equity	181	—%	206	—%
RMBS(10)	14,394	0.3%	17,480	0.4%
Other residential mortgage loans	39,168	0.8%	55,167	1.2%
Total long credit portfolio	$4,681,219	100.0%	$4,695,944	100.0%
Adjustments:
Less: Non-retained tranches of consolidated securitization trusts	1,353,055		1,445,466
Plus: Financing underlying Forward MSR-related investments(11)	93,500		13,500
Total adjusted long credit portfolio	$3,421,664		$3,263,978
(1)This information does not include U.S. Treasury securities, securities sold short, or financial derivatives.
(2)Conformed to current period presentation.
(3)Includes related REO. In accordance with U.S. GAAP, REO is not considered a financial instrument and as a result is included at the lower of cost or fair value.
(4)Also includes equity investments in unconsolidated entities holding commercial mortgage loans and REO.
(5)Also includes equity investments in securitization-related vehicles.
(6)Also includes corporate loans made to certain loan origination entities in which we hold an equity investment.
(7)Retained RMBS represents RMBS issued by non-consolidated Ellington-sponsored loan securitization trusts, and interests in entities holding such RMBS.
(8)Also includes equity investment in Ellington affiliate.
(9)Includes equity investment in an unconsolidated entity which purchases certain other loans for eventual securitization.
(10)Includes an equity investment in an unconsolidated entity holding European RMBS.
(11)We participate in the economic returns of a portfolio of forward MSRs under various agreements with a licensed mortgage servicer holding such MSRs. Under such agreements, we can direct the servicer to finance the MSRs and distribute the proceeds of such financings to us. Forward MSR-related investments, at fair value are presented on our Consolidated Balance sheet net of any such financings; as of December 31, 2024 and September 30, 2024, such borrowings were $93.5 million and $13.5 million, respectively.

Agency RMBS Portfolio
The following table(1) summarizes our Agency RMBS portfolio holdings as of December 31, 2024 and September 30, 2024:

	December 31, 2024		September 30, 2024
($ in thousands)	Fair Value	%	Fair Value	%
Long Agency RMBS:
Fixed rate	$250,376	84.4%	$346,341	87.8%
Reverse mortgages	33,124	11.2%	33,723	8.5%
IOs	13,217	4.4%	14,579	3.7%
Total long Agency RMBS	$296,717	100.0%	$394,643	100.0%
(1)This information does not include U.S. Treasury securities, securities sold short, or financial derivatives.
Longbridge Portfolio
Longbridge originates reverse mortgage loans, including home equity conversion mortgage loans, or "HECMs," which are insured by the FHA and which are eligible for inclusion in GNMA-guaranteed HECM-backed MBS, or "HMBS." Upon securitization, the HECMs remain on our balance sheet under GAAP, and Longbridge retains the mortgage servicing rights associated with the HMBS, or the "HMBS MSR Equivalent." Longbridge also originates "proprietary reverse mortgage loans," which are not insured by the FHA, and Longbridge has typically retained the associated MSRs. We have securitized some of the proprietary reverse mortgage loans originated by Longbridge, and we have retained certain of the securitization tranches in compliance with credit risk retention rules. The following table summarizes loan-related assets(1) in the Longbridge segment as of December 31, 2024 and September 30, 2024:

	December 31, 2024	September 30, 2024
	(In thousands)
HMBS assets(2)	$9,245,834	$8,890,459
Less: HMBS liabilities	(9,150,883)	(8,790,589)
HMBS MSR Equivalent	94,951	99,870
Unsecuritized HECM loans(3)	140,709	127,625
Proprietary reverse mortgage loans(4)	728,959	597,093
Reverse MSRs	29,766	28,877
Unsecuritized REO	2,323	2,372
Total	996,708	855,837
Less: Non-retained tranches of consolidated securitization trusts	576,474	361,596
Total, excluding non-retained tranches of consolidated securitization trusts	$420,234	$494,241
(1)This information does not include financial derivatives or loan commitments.
(2)Includes HECM loans, related REO, and claims or other receivables.
(3)As of December 31, 2024, includes $7.8 million of active HECM buyout loans, $11.1 million of inactive HECM buyout loans, and $5.0 million of other inactive HECM loans. As of September 30, 2024, includes $8.2 million of active HECM buyout loans, $10.6 million of inactive HECM buyout loans, and $4.2 million of other inactive HECM loans.
(4)As of December 31, 2024, includes $606.8 million of securitized proprietary reverse mortgage loans and $15.0 million of cash held in a securitization reserve fund. As of September 30, 2024, includes $390.6 million of securitized proprietary reverse mortgage loans and $9.0 million of cash held in a securitization reserve fund.
The following table summarizes Longbridge's origination volumes by channel for the three-month periods ended December 31, 2024 and September 30, 2024:

($ In thousands)	December 31, 2024			September 30, 2024
Channel	Units	New Loan Origination Volume(1)	% of New Loan Origination Volume	Units	New Loan Origination Volume(1)	% of New Loan Origination Volume
Retail	613	$104,917	25%	459	$83,080	23%
Wholesale and correspondent	1,626	314,987	75%	1,391	271,660	77%
Total	2,239	$419,904	100%	1,850	$354,740	100%
(1)Represents initial borrowed amounts on reverse mortgage loans.

Financing
Key Highlights:
•Recourse Debt-to-Equity ratio3 (adjusted for unsettled trades): 1.8:1 as of both December 31, 2024 and September 30, 2024, as credit portfolio growth was roughly offset by a smaller Agency portfolio and the impact of several securitizations completed during the quarter, which converted certain recourse borrowings to non-recourse borrowings.
•Overall Debt-to-Equity ratio4 (adjusted for unsettled trades): Increased to 8.8:1 from 8.3:1 during the quarter, reflecting an increase in borrowings from consolidated proprietary reverse mortgage loan securitizations.
The following table summarizes our outstanding borrowings and debt-to-equity ratios as of December 31, 2024 and September 30, 2024:

	December 31, 2024		September 30, 2024
	Outstanding Borrowings(1)	Debt-to-Equity Ratio(2)	Outstanding Borrowings(1)	Debt-to-Equity Ratio(2)
	(In thousands)		(In thousands)
Recourse borrowings(3)(4)	$3,135,021	2.0:1	$3,224,630	2.0:1
Non-recourse borrowings(4)	11,085,192	7.0:1	10,604,344	6.5:1
Total Borrowings	$14,220,213	8.9:1	$13,828,974	8.5:1
Total Equity	$1,590,822		$1,625,649
Recourse borrowings excluding U.S. Treasury securities, adjusted for unsettled purchases and sales		1.8:1		1.8:1
Total borrowings excluding U.S. Treasury securities, adjusted for unsettled purchases and sales		8.8:1		8.3:1
(1)Includes borrowings under repurchase agreements, other secured borrowings, other secured borrowings, at fair value, and unsecured debt, at par.
(2)Recourse and overall debt-to-equity ratios are computed by dividing outstanding recourse and overall borrowings, respectively, by total equity. Debt-to-equity ratios do not account for liabilities other than debt financings.
(3)Excludes repo borrowings at certain unconsolidated entities that are recourse to us. Including such borrowings, our debt-to-equity ratio based on total recourse borrowings is 2.1:1 and 2.1:1 as of December 31, 2024 and September 30, 2024, respectively.
(4)All of our non-recourse borrowings are secured by collateral. In the event of default under a non-recourse borrowing, the lender has a claim against the collateral but not any of the other assets held by us or our consolidated subsidiaries. In the event of default under a recourse borrowing, the lender's claim is not limited to the collateral (if any).

Operating Results
The following table summarizes our operating results by strategy for the three-month period ended December 31, 2024:

	Investment Portfolio			Longbridge	Corporate/Other	Total	Per Share
(In thousands except per share amounts)	Credit	Agency	Investment Portfolio Subtotal
Interest income and other income(1)	$82,813	$3,293	$86,106	$20,176	$1,732	$108,014	$1.18
Interest expense	(43,508)	(3,474)	(46,982)	(11,616)	(4,557)	(63,155)	(0.69)
Realized gain (loss), net	3,088	(2,504)	584	(45)	—	539	0.01
Unrealized gain (loss), net	(21,322)	(8,463)	(29,785)	10,938	(3,784)	(22,631)	(0.25)
Net change from reverse mortgage loans and HMBS obligations	—	—	—	20,080	—	20,080	0.22
Earnings in unconsolidated entities	10,895	—	10,895	—	—	10,895	0.12
Interest rate hedges and other activity, net(2)	11,062	7,142	18,204	22,554	(4,683)	36,075	0.39
Credit hedges and other activities, net(3)	(6,671)	—	(6,671)	(297)	—	(6,968)	(0.08)
Income tax (expense) benefit	—	—	—	—	(397)	(397)	—
Investment related expenses	(4,758)	—	(4,758)	(12,279)	—	(17,037)	(0.19)
Other expenses	(1,929)	—	(1,929)	(22,679)	(10,149)	(34,757)	(0.38)
Net income (loss)	29,670	(4,006)	25,664	26,832	(21,838)	30,658	0.33
Dividends on preferred stock(4)	—	—	—	—	(7,720)	(7,720)	(0.08)
Net (income) loss attributable to non-participating non-controlling interests	(327)	—	(327)	—	(4)	(331)	—
Net income (loss) attributable to common stockholders and participating non-controlling interests	29,343	(4,006)	25,337	26,832	(29,562)	22,607	0.25
Net (income) loss attributable to participating non-controlling interests	—	—	—	—	(215)	(215)	—
Net income (loss) attributable to common stockholders	$29,343	$(4,006)	$25,337	$26,832	$(29,777)	$22,392	$0.25
Net income (loss) attributable to common stockholders per share of common stock	$0.32	$(0.04)	$0.28	$0.30	$(0.33)	$0.25
Weighted average shares of common stock and convertible units(5) outstanding						91,533
Weighted average shares of common stock outstanding						90,663
(1)Other income primarily consists of rental income on real estate owned, loan origination fees, and servicing income.
(2)Includes U.S. Treasury securities, if applicable.
(3)Other activities include certain equity and other trading strategies and related hedges, and net realized and unrealized gains (losses) on foreign currency.
(4)Includes $0.3 million loss on redemption of preferred stock, equal to the difference between the carrying amount and the liquidation preference.
(5)Convertible units include Operating Partnership units attributable to participating non-controlling interests.

The following table summarizes our operating results by strategy for the three-month period ended September 30, 2024(1):

	Investment Portfolio			Longbridge	Corporate/Other	Total	Per Share
(In thousands except per share amounts)	Credit	Agency	Investment Portfolio Subtotal
Interest income and other income(2)	$81,758	$5,418	$87,176	$16,470	$1,523	$105,169	$1.20
Interest expense	(46,905)	(5,132)	(52,037)	(12,318)	(4,491)	(68,846)	(0.78)
Realized gain (loss), net	(11,499)	(2,172)	(13,671)	(19)	—	(13,690)	(0.16)
Unrealized gain (loss), net	25,377	17,981	43,358	20,484	(9,059)	54,783	0.62
Net change from reverse mortgage loans and HMBS obligations	—	—	—	24,717	—	24,717	0.28
Earnings in unconsolidated entities	7,281	—	7,281	—	—	7,281	0.08
Interest rate hedges and other activity, net(3)	(8,561)	(11,294)	(19,855)	(17,252)	5,247	(31,860)	(0.36)
Credit hedges and other activities, net(4)	(2,573)	—	(2,573)	(722)	—	(3,295)	(0.04)
Income tax (expense) benefit	—	—	—	—	(12)	(12)	—
Investment related expenses	(4,146)	—	(4,146)	(11,539)	—	(15,685)	(0.18)
Other expenses	(1,418)	—	(1,418)	(22,272)	(11,549)	(35,239)	(0.40)
Net income (loss)	39,314	4,801	44,115	(2,451)	(18,341)	23,323	0.26
Dividends on preferred stock	—	—	—	—	(6,833)	(6,833)	(0.07)
Net (income) loss attributable to non-participating non-controlling interests	(116)	—	(116)	(39)	(4)	(159)	—
Net income (loss) attributable to common stockholders and participating non-controlling interests	39,198	4,801	43,999	(2,490)	(25,178)	16,331	0.19
Net (income) loss attributable to participating non-controlling interests	—	—	—	—	(156)	(156)	—
Net income (loss) attributable to common stockholders	$39,198	$4,801	$43,999	$(2,490)	$(25,334)	$16,175	$0.19
Net income (loss) attributable to common stockholders per share of common stock	$0.45	$0.06	$0.51	$(0.03)	$(0.29)	$0.19
Weighted average shares of common stock and convertible units(5) outstanding						88,039
Weighted average shares of common stock outstanding						87,198
(1)Conformed to current period presentation.
(2)Other income primarily consists of rental income on real estate owned, loan origination fees, and servicing income.
(3)Includes U.S. Treasury securities, if applicable.
(4)Other activities include certain equity and other trading strategies and related hedges, and net realized and unrealized gains (losses) on foreign currency.
(5)Convertible units include Operating Partnership units attributable to participating non-controlling interests.
About Ellington Financial
Ellington Financial invests in a diverse array of financial assets, including residential and commercial mortgage loans and mortgage-backed securities, reverse mortgage loans, mortgage servicing rights and related investments, consumer loans, asset-backed securities, collateralized loan obligations, non-mortgage and mortgage-related derivatives, debt and equity investments in loan origination companies, and other strategic investments. Ellington Financial is externally managed and advised by Ellington Financial Management LLC, an affiliate of Ellington Management Group, L.L.C.

Conference Call
We will host a conference call at 11:00 a.m. Eastern Time on Friday, February 28, 2025, to discuss our financial results for the quarter ended December 31, 2024. To participate in the event by telephone, please dial (800) 445-7795 at least 10 minutes prior to the start time and reference the conference ID EFCQ424. International callers should dial (785) 424-1699 and reference the same conference ID. The conference call will also be webcast live over the Internet and can be accessed via the "For Investors" section of our web site at www.ellingtonfinancial.com. To listen to the live webcast, please visit www.ellingtonfinancial.com at least 15 minutes prior to the start of the call to register, download, and install necessary audio software. In connection with the release of these financial results, we also posted an investor presentation, that will accompany the conference call, on our website at www.ellingtonfinancial.com under "For Investors—Presentations."
A dial-in replay of the conference call will be available on Friday, February 28, 2025, at approximately 2:00 p.m. Eastern Time through Friday, March 7, 2025 at approximately 11:59 p.m. Eastern Time. To access this replay, please dial (800) 839-4514. International callers should dial (402) 220-2680. A replay of the conference call will also be archived on our web site at www.ellingtonfinancial.com.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "believe," "expect," "anticipate," "estimate," "project," "plan," "continue," "intend," "should," "would," "could," "goal," "objective," "will," "may," "seek" or similar expressions or their negative forms, or by references to strategy, plans, or intentions. Forward-looking statements are based on our beliefs, assumptions and expectations of our future operations, business strategies, performance, financial condition, liquidity and prospects, taking into account information currently available to us. These beliefs, assumptions, and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations and strategies may vary materially from those expressed or implied in our forward-looking statements. The following factors are examples of those that could cause actual results to vary from our forward-looking statements: changes in interest rates and the market value of our investments, market volatility, changes in mortgage default rates and prepayment rates, our ability to borrow to finance our assets, changes in government regulations affecting our business, our ability to maintain our exclusion from registration under the Investment Company Act of 1940, our ability to maintain our qualification as a real estate investment trust, or "REIT," and other changes in market conditions and economic trends, such as changes to fiscal or monetary policy, heightened inflation, slower growth or recession, and currency fluctuations. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of our Annual Report on Form 10-K, which can be accessed through our website at www.ellingtonfinancial.com or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the SEC, including reports on Forms 10-Q, 10-K and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

ELLINGTON FINANCIAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three-Month Period Ended		Year Ended
	December 31, 2024	September 30, 2024	December 31, 2024
(In thousands, except per share amounts)
NET INTEREST INCOME
Interest income	$106,743	$107,281	$416,015
Interest expense	(68,613)	(73,654)	(279,606)
Total net interest income	38,130	33,627	136,409
Other Income (Loss)
Realized gains (losses) on securities and loans, net	1,436	(12,243)	(50,983)
Realized gains (losses) on financial derivatives, net	15,580	(41,564)	(16,193)
Realized gains (losses) on real estate owned, net	(1,879)	(397)	(5,525)
Unrealized gains (losses) on securities and loans, net	(63,310)	126,908	109,442
Unrealized gains (losses) on financial derivatives, net	18,316	356	56,939
Unrealized gains (losses) on real estate owned, net	1,199	(769)	632
Unrealized gains (losses) on other secured borrowings, at fair value, net	34,357	(56,179)	(35,861)
Unrealized gains (losses) on unsecured borrowings, at fair value	(3,784)	(9,059)	(9,147)
Net change from HECM reverse mortgage loans, at fair value	126,262	158,554	637,019
Net change related to HMBS obligations, at fair value	(106,182)	(133,837)	(545,673)
Other, net	11,847	1,581	28,588
Total other income (loss)	33,842	33,351	169,238
EXPENSES
Base management fee to affiliate, net of rebates	5,888	6,031	23,460
Investment related expenses:
Servicing expense	6,375	6,334	24,180
Debt issuance costs related to Other secured borrowings, at fair value	2,210	1,991	7,314
Other	8,470	7,360	25,570
Professional fees	3,176	2,667	11,250
Compensation and benefits	18,748	18,987	68,731
Other expenses	6,945	7,554	28,871
Total expenses	51,812	50,924	189,376
Net Income (Loss) before Income Tax Expense (Benefit) and Earnings from Investments in Unconsolidated Entities	20,160	16,054	116,271
Income tax expense (benefit)	397	12	612
Earnings (losses) from investments in unconsolidated entities	10,895	7,281	32,445
Net Income (Loss)	30,658	23,323	148,104
Net Income (Loss) attributable to non-controlling interests	546	315	2,243
Dividends on preferred stock	7,385	6,833	27,697
(Gain) loss on redemption of preferred stock	335	—	335
Net Income (Loss) Attributable to Common Stockholders	$22,392	$16,175	$117,829
Net Income (Loss) per Common Share:
Basic and Diluted	$0.25	$0.19	$1.36
Weighted average shares of common stock outstanding	90,663	87,198	86,855
Weighted average shares of common stock and convertible units outstanding	91,533	88,039	87,692

ELLINGTON FINANCIAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	As of
(In thousands, except share and per share amounts)	December 31, 2024	September 30, 2024	December 31, 2023(1)
ASSETS
Cash and cash equivalents	$192,387	$217,725	$228,927
Restricted cash	16,561	10,578	1,618
Securities, at fair value	962,254	1,063,774	1,518,377
Loans, at fair value	13,999,572	13,519,786	12,306,636
Loan commitments, at fair value	6,692	5,955	2,584
Forward MSR-related investments, at fair value	77,848	149,831	163,336
Mortgage servicing rights, at fair value	29,766	28,877	29,580
Investments in unconsolidated entities, at fair value	220,078	188,475	116,414
Real estate owned	46,661	29,690	22,085
Financial derivatives–assets, at fair value	184,395	149,679	143,996
Reverse repurchase agreements	336,743	331,630	173,145
Due from brokers	22,186	16,048	51,884
Investment related receivables	189,081	208,861	480,249
Other assets	32,804	32,381	77,099
Total Assets	$16,317,028	$15,953,290	$15,315,930
LIABILITIES
Securities sold short, at fair value	$293,574	$304,918	$154,303
Repurchase agreements	2,584,040	2,642,052	2,967,437
Financial derivatives–liabilities, at fair value	71,024	49,243	61,776
Due to brokers	55,429	55,529	62,442
Investment related payables	22,714	25,178	37,403
Other secured borrowings	253,300	284,897	245,827
Other secured borrowings, at fair value	1,934,309	1,813,755	1,424,668
HMBS-related obligations, at fair value	9,150,883	8,790,589	8,423,235
Unsecured borrowings, at fair value	281,912	278,128	272,765
Base management fee payable to affiliate	5,888	6,031	5,660
Dividend payable	16,611	15,892	11,528
Interest payable	17,956	21,045	22,933
Accrued expenses and other liabilities	38,566	40,384	90,341
Total Liabilities	14,726,206	14,327,641	13,780,318
EQUITY
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized; 13,800,089, 14,757,222 and 14,757,222 shares issued and outstanding, and $345,002, $368,931 and $368,931 aggregate liquidation preference, respectively	331,958	355,551	355,551
Common stock, par value $0.001 per share, 300,000,000, 300,000,000, and 200,000,000 shares authorized, respectively; 90,678,492, 90,661,736 and 83,000,488 shares issued and outstanding, respectively(2)	91	91	83
Additional paid-in-capital	1,613,540	1,613,740	1,514,797
Retained earnings (accumulated deficit)	(375,113)	(362,146)	(353,360)
Total Stockholders' Equity	1,570,476	1,607,236	1,517,071
Non-controlling interests	20,346	18,413	18,541
Total Equity	1,590,822	1,625,649	1,535,612
TOTAL LIABILITIES AND EQUITY	$16,317,028	$15,953,290	$15,315,930
SUPPLEMENTAL PER SHARE INFORMATION:
Book Value Per Common Share (3)	$13.52	$13.66	$13.83
(1)Derived from audited financial statements as of December 31, 2023.
(2)Common shares issued and outstanding at December 31, 2024 includes 16,756 shares of restricted common stock issued for the exchange of LTIP Units to restricted shares during the three-month period ended December 31, 2024.
(3)Based on total stockholders' equity less the aggregate liquidation preference of our preferred stock outstanding.

Reconciliation of Net Income (Loss) to Adjusted Distributable Earnings
We calculate Adjusted Distributable Earnings as U.S. GAAP net income (loss) as adjusted for: (i) realized and unrealized gain (loss) on securities and loans, REO, mortgage servicing rights, financial derivatives (excluding periodic settlements on interest rate swaps), any borrowings carried at fair value, and foreign currency transactions; (ii) incentive fee to affiliate; (iii) Catch-up Amortization Adjustment (as defined below); (iv) non-cash equity compensation expense; (v) provision for income taxes; (vi) certain non-capitalized transaction costs; and (vii) other income or loss items that are of a non-recurring nature. For certain investments in unconsolidated entities, we include the relevant components of net operating income in Adjusted Distributable Earnings. The Catch-up Amortization Adjustment is a quarterly adjustment to premium amortization or discount accretion triggered by changes in actual and projected prepayments on our Agency RMBS (accompanied by a corresponding offsetting adjustment to realized and unrealized gains and losses). The adjustment is calculated as of the beginning of each quarter based on our then-current assumptions about cashflows and prepayments, and can vary significantly from quarter to quarter. Non-capitalized transaction costs include expenses, generally professional fees, incurred in connection with the acquisition of an investment or issuance of long-term debt. We also include in Adjusted Distributable Earnings, for all loans that we originate through Longbridge, any realized and unrealized gains (losses) on such loans up to the point of loan sale or securitization, net of sale or securitization costs.
Adjusted Distributable Earnings is a supplemental non-GAAP financial measure. We believe that the presentation of Adjusted Distributable Earnings provides information useful to investors, because: (i) we believe that it is a useful indicator of both current and projected long-term financial performance, in that it excludes the impact of certain current-period earnings components that we believe are less useful in forecasting long-term performance and dividend-paying ability; (ii) we use it to evaluate the effective net yield provided by our investment portfolio, after the effects of financial leverage and by Longbridge, to reflect the earnings from its reverse mortgage origination and servicing operations; and (iii) we believe that presenting Adjusted Distributable Earnings assists investors in measuring and evaluating our operating performance, and comparing our operating performance to that of our residential mortgage REIT and mortgage originator peers. Please note, however, that: (I) our calculation of Adjusted Distributable Earnings may differ from the calculation of similarly titled non-GAAP financial measures by our peers, with the result that these non-GAAP financial measures might not be directly comparable; and (II) Adjusted Distributable Earnings excludes certain items that may impact the amount of cash that is actually available for distribution.
In addition, because Adjusted Distributable Earnings is an incomplete measure of our financial results and differs from net income (loss) computed in accordance with U.S. GAAP, it should be considered supplementary to, and not as a substitute for, net income (loss) computed in accordance with U.S. GAAP.
Furthermore, Adjusted Distributable Earnings is different from REIT taxable income. As a result, the determination of whether we have met the requirement to distribute at least 90% of our annual REIT taxable income (subject to certain adjustments) to our stockholders, in order to maintain our qualification as a REIT, is not based on whether we distributed 90% of our Adjusted Distributable Earnings.
In setting our dividends, our Board of Directors considers our earnings, liquidity, financial condition, REIT distribution requirements, and financial covenants, along with other factors that the Board of Directors may deem relevant from time to time.

The following table reconciles, for the three-month periods ended December 31, 2024 and September 30, 2024, our Adjusted Distributable Earnings to the line on our Condensed Consolidated Statement of Operations entitled Net Income (Loss), which we believe is the most directly comparable U.S. GAAP measure:

	Three-Month Period Ended
	December 31, 2024				September 30, 2024
(In thousands, except per share amounts)	Investment Portfolio	Longbridge	Corporate/Other	Total	Investment Portfolio	Longbridge	Corporate/Other	Total
Net Income (Loss)	$25,664	$26,832	$(21,838)	$30,658	$44,115	$(2,451)	$(18,341)	$23,323
Income tax expense (benefit)	—	—	397	397	—	—	12	12
Net income (loss) before income tax expense (benefit)	25,664	26,832	(21,441)	31,055	44,115	(2,451)	(18,329)	23,335
Adjustments:
Realized (gains) losses, net(1)	(11,876)	—	(9)	(11,885)	63,515	—	(1)	63,514
Unrealized (gains) losses, net(2)	37,029	4,543	7,679	49,251	(57,575)	52	2,429	(55,094)
Unrealized (gains) losses on reverse MSRs, net of hedging (gains) losses(3)	—	(14,906)	—	(14,906)	—	11,728	—	11,728
Negative (positive) component of interest income represented by Catch-up Amortization Adjustment	471	—	—	471	(498)	—	—	(498)
Adjustment related to consolidated proprietary reverse mortgage loan securitizations(4)	—	(2,627)	—	(2,627)	—	(2,007)	—	(2,007)
Non-capitalized transaction costs and other expense adjustments(5)	2,186	1,127	261	3,574	2,353	2,846	219	5,418
(Earnings) losses from investments in unconsolidated entities	(10,895)	—	—	(10,895)	(7,281)	—	—	(7,281)
Adjusted distributable earnings from investments in unconsolidated entities(6)	4,865	—	—	4,865	2,769	—	—	2,769
Total Adjusted Distributable Earnings	$47,444	$14,969	$(13,510)	$48,903	$47,398	$10,168	$(15,682)	$41,884
Dividends on preferred stock	—	—	7,385	7,385	—	—	6,833	6,833
Adjusted Distributable Earnings attributable to non-controlling interests	506	—	390	896	205	43	332	580
Adjusted Distributable Earnings Attributable to Common Stockholders	$46,938	$14,969	$(21,285)	$40,622	$47,193	$10,125	$(22,847)	$34,471
Adjusted Distributable Earnings Attributable to Common Stockholders, per share	$0.52	$0.17	$(0.24)	$0.45	$0.54	$0.12	$(0.26)	$0.40
(1)Includes realized (gains) losses on securities and loans, REO, financial derivatives (excluding periodic settlements on interest rate swaps), and foreign currency transactions which are components of Other Income (Loss) on the Condensed Consolidated Statement of Operations.
(2)Includes unrealized (gains) losses on securities and loans, REO, financial derivatives (excluding periodic settlements on interest rate swaps), borrowings carried at fair value, MSR-related investments, and foreign currency translations which are components of Other Income (Loss) on the Condensed Consolidated Statement of Operations.
(3)Represents net change in fair value of the HMBS MSR Equivalent and Reverse MSRs attributable to changes in market conditions and model assumptions. This adjustment also includes net (gains) losses on certain hedging instruments (including interest rate swaps, futures, and short U.S. Treasury securities), which are components of realized and/or unrealized gains (losses) on financial derivatives, net, realized and/or unrealized gains (losses) on securities and loans, net, interest income, and interest expense on the Condensed Consolidated Statement of Operations.
(4)Represents the effect of replacing mortgage loan interest income (net of securitization debt expense) with interest income of the retained tranches.
(5)For the three-month period ended December 31, 2024, includes $2.9 million of non-capitalized transaction costs, $0.5 million of non-cash equity compensation and depreciation expense, and $0.2 million of various other expenses. For the three-month period ended September 30, 2024, includes $2.2 million of non-capitalized transaction costs, $2.1 million of one-time compensation expense related to the cancellation of employee stock options, $0.5 million of non-cash equity compensation and depreciation expense, and $0.6 million of various other expenses.
(6)Includes net interest income and operating expenses for certain investments in unconsolidated entities.